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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 31, 2003

                                PPL CORPORATION
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             (Exact name of registrant as specified in its charter)



       Pennsylvania                        1-11459              23-2758192
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(State or Other Jurisdiction of   (Commission File Number)    (IRS Employer
      Incorporation)                                        Identification No.)



Two North Ninth Street, Allentown, Pennsylvania             18101-1179
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    (Address of principal executive offices)                (Zip Code)





Registrant's telephone number, including area code:  (610) 774-5151
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Item 5.  Other Events.

         On March 31, 2003, PPL Corporation (the "Company") entered into a new Sales Agency Agreement with Salomon Smith Barney Inc. ("Salomon") relating to the proposed issuance and sale from time to time of up to $75 million of the Company's common stock, par value $0.01 per share (the "Common Stock"). This new Sales Agency Agreement replaces a prior Sales Agency Agreement between the Company and Salomon pursuant to which the Company issued and sold from time to time in 2002 and 2003 an aggregate of approximately $100 million of the Company's Common Stock. In connection with the new Sales Agency Agreement, the Company filed a prospectus supplement to the prospectus included in its Registration Statement on Form S-3 (File Nos. 333-85716, 333-85716-01 and 333-85716-02) filed by the Company and certain of its subsidiaries under the Securities Act of 1933, as amended, and which was declared effective on July 22, 2002. Attached as an exhibit hereto is the new Sales Agency Agreement.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

                  1 Sales Agency Agreement, dated as of March 31, 2003, between PPL Corporation and Salomon Smith Barney Inc.
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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                PPL CORPORATION



DATED:  March 31, 2003          By:     /s/ James E. Abel
                                   -------------------------------
                                Name:     James E. Abel
                                Title:    Vice President - Finance and Treasurer




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Exhibit Index

Exhibit                                     Description
-------                                     ----------
  1 Sales Agency Agreement, dated as of March 31, 2003, between PPL Corporation and Salomon Smith Barney Inc.